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                                 EXHIBIT 99.6

       Form of Notice of Grant (Non-Employee Director - Initial Grant)
            to be generally used in connection with the automatic
                  grant program of the 1996 Stock Option Plan
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                                                                   INITIAL GRANT
                                                                   -------------



                         FARALLON COMMUNICATIONS, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                    ----------------------------------------
                             AUTOMATIC STOCK OPTION
                             ----------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Farallon Communications, Inc. (the "Corporation"):

          Optionee:___________________________________________________________
          --------
          Grant Date:_________________________________________________________
          ----------
          Exercise Price:  $_____________ per share
          --------------
          Number of Option Shares: 25,000 shares
          -----------------------
          Expiration Date:____________________________________________________
          ---------------
          Type of Option:  Non-Statutory Stock Option
          --------------
          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall be unvested and subject to
          ----------------
          repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to the Option Shares in five (5) equal and successive annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Farallon Communications, Inc. 1996 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES
          ----------------
ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No Impairment of Rights.  Nothing in this Notice or the attached
          -----------------------
Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

________________, 199_
     Date

                                 FARALLON COMMUNICATIONS, INC.

                                 By:
                                    --------------------------
                                 Title:
                                       -----------------------

                                 -----------------------------
                                 OPTIONEE

                                 Address:
                                         ---------------------

                                 -----------------------------
ATTACHMENTS
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Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2
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                                   EXHIBIT A
                                   ---------

                        AUTOMATIC STOCK OPTION AGREEMENT
                        --------------------------------
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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------